Exhibit 4(a)

   THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

   VOID AFTER 5:00 P.M., CENTRAL STANDARD TIME, ON JANUARY 3, 2002 OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., CENTRAL STANDARD TIME, ON THE NEXT FOLLOWING BUSINESS DAY.

                             WARRANT TO PURCHASE
                                     []
                           SHARES OF COMMON STOCK
                                     OF
                     NORTHWESTERN PUBLIC SERVICE COMPANY

   NO. []

                    TRANSFER RESTRICTED--SEE SECTION 5.2

        This certifies that, for good and valuable consideration, [] and his registered, permitted assigns (collectively, the "Warrantholder"), is entitled to purchase from NORTHWESTERN PUBLIC SERVICE COMPANY, a corporation incorporated under the laws of the State of Delaware (the "Company"), subject to the terms and conditions hereof, at any time on or after 9:00 a.m., local time in Huron, South Dakota, on January 3, 1998 and before 5:00 p.m., local time in Huron, South Dakota, on January 3, 2002 (or, if such day is not a Business Day, at or before 5:00 p.m., local time in Huron, South Dakota, on the next following Business Day) (such period of time being hereinafter referred to as the "Exercise Period"), the number of fully paid and non-assessable shares of Common Stock of the Company stated above at the Exercise Price (as defined herein). The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as provided in Article 3 hereof.

                                  ARTICLE 1
                                 DEFINITIONS

        1.1 DEFINITION OF TERMS. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

             (a) BUSINESS DAY: A day other than a Saturday, Sunday or other day on which banks in the State of South Dakota are authorized by law to remain closed.

             (b) COMMON STOCK: Common stock, $3.50 par value, of the Company.

             (c) COMMON STOCK EQUIVALENTS: Securities that are convertible into or exercisable for shares of Common Stock.

             (d)  COMPANY: See the initial paragraph hereof.

             (e)  DEMAND REGISTRATION: See Section 6.2.

             (f) EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

             (g)  EXERCISE PERIOD: See the initial paragraph hereof.

             (h) EXERCISE PRICE: $36.45 per Warrant Share, as such price may be adjusted from time to time pursuant to Article 3 hereof.

             (i) EXPIRATION DATE: 5:00 p.m., local time in Huron, South Dakota, on January 3, 2002, or if such day is not a Business Day, the next succeeding day which is a Business Day.

             (j) 50% HOLDERS: At any time as to which a Demand Registration is requested, the Warrantholder(s) and/or the Holder or Holders of Warrant Shares who have the right to acquire or hold, as the case may be, in the aggregate, not less than 50% of the combined total of Warrant Shares issuable and Warrant Shares outstanding at the time such Demand Registration is requested.

             (k)  HOLDER: A Holder of Registrable Securities and/or
        Warrants.

             (l)  NASD: National Association of Securities Dealers, Inc.

             (m)  NASDAQ: NASD Automated Quotation System.

             (n)  NYSE:  New York Stock Exchange, Inc.

             (o) PERSON: An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

             (p)  PIGGYBACK REGISTRATION: See Section 6.1.

             (q) PROSPECTUS: Any prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, including all material incorporated by reference in such prospectus.

             (r) PUBLIC OFFERING: A public offering of the Company's Common Stock pursuant to a registration statement under the Securities Act.

             (s) REGISTRABLE SECURITIES: Any Warrant Shares issued to Warrantholders, and/or their respective designees or transferees as permitted under Section 5.2 and/or other securities that may be or are issued by the Company upon exercise of any Warrants, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like, and as adjusted pursuant to Article 3 hereof; PROVIDED, HOWEVER, that as to any particular security contained in Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement;
        (ii) they shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; (iii) they shall have been sold, assigned or otherwise transferred to any person other than those persons specified in Section 5.2 below ("5.2 Persons") and other than to any spouses, lineal descendants or adopted children of a 5.2 Person to whom such securities are transferred upon the death of any 5.2 Person by operation of law or by bequest; or (iv) three years after the date such Warrant Shares are issued (provided that such securities may then be sold under paragraph (k) of Rule 144 under the Securities Act).

             (t) REGISTRATION EXPENSES: Any and all expenses incurred in connection with any registration or action incident to performance of or compliance by the Company with Article 6, including, without limitation, (i) all SEC, national securities exchange and NASD registration and filing fees; all listing fees and all transfer agent fees; (ii) all fees and expenses of complying with state securities or blue sky laws (including the fees and disbursements of counsel of the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expenses, (iv) all fees and disbursements of counsel for the Company and of its accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and (v) any disbursements of underwriters customarily paid by issuers or sellers of securities, including underwriting discounts and commissions, but excluding brokerage fees and transfer taxes, if any, and fees of counsel or accountants retained by the holders of Registrable Securities to advise them in their capacity as Holders of Registrable Securities.

             (u) REGISTRATION STATEMENT: Any registration statement of the Company filed or to be filed with the SEC which covers any of the Warrants and/or Registrable Securities pursuant to the provisions of this Agreement, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.

             (v) SEC: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

             (w)  SECURITIES ACT The Securities Act of 1933, as amended.

             (x)  TRANSFERS: See Section 5.2.

             (y) WARRANTS: This warrant, all other warrants issued on the date hereof pursuant to Section 8.8 of the Agreement and Plan of Merger by and among Northwestern Growth Corporation, EEC Co., Empire Energy Corporation and the stockholders of Empire Energy Corporation, and all other warrants that may be issued in its or their place (together evidencing the right to purchase an aggregate of not to exceed 725,000 shares of Common Stock) (subject to adjustment as provided herein).

             (z) WARRANTHOLDERS: The Person(s) to whom the Warrants are originally issued (including the Warrantholder identified in the initial paragraph hereof), or any successors in interest thereto, or any assignees or transferees thereof, in whose names the Warrants are registered upon the books to be maintained by the Company for that purpose.

             (aa) WARRANT SHARES: Common Stock, Common Stock Equivalents and other securities purchased or purchasable upon exercise of the Warrants.

                                  ARTICLE 2
                      DURATION AND EXERCISE OF WARRANT

        2.1 DURATION OF WARRANT. The Warrantholder may exercise this Warrant at any time and from time to time after 9:00 a.m., local time in Huron, South Dakota, on January 3, 1998, and before 5:00 p.m., local time in Huron, South Dakota, on the Expiration Date. If this Warrant is not exercised on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

        2.2  EXERCISE OF WARRANT.

             (a) The Warrantholder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Company at its Operations Center at 600 Market Street, Huron, South Dakota 57350 or at the office of the stock transfer agent, if any, for the Common Stock with the Subscription Form annexed hereto duly executed and accompanied by payment of the full Exercise Price for each Warrant Share to be purchased.

             (b) Upon receipt of this Warrant with the Subscription Form fully executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, (i) the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder, and (ii) the Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a Registration Statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

             (c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of such Warrant Shares and deliver such new Warrant to the Warrantholder.

             (d) The Warrantholder shall be responsible for the payment of federal or state withholding taxes, if any, required to be paid by the Warrantholder in connection with any exercise of this Warrant.

        2.3 RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Warrant Shares as are from time to time issuable upon exercise of this Warrant. All such Warrant Shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances of any kind and free and clear of all preemptive rights.

        2.4 FRACTIONAL SHARES. The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant (including pursuant to the Conversion Right), and in any case where the Warrantholder would, except for the provisions of this Section 2.5, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price, issue the largest number of whole shares purchasable upon exercise of this Warrant. The Company shall make a cash payment to the Holder in an amount equal to the fair market value (determined as provided in Section 3.1(e)) of such fraction of a share to which the Warrantholder would otherwise be entitled.

        2.5 LISTING. Prior to the issuance of any shares of Common Stock upon exercise of this Warrant, the Company shall use its best efforts to cause such shares of Common Stock to be listed upon each national securities exchange or included in each automated quotation system, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed or quoted, such listing or quotation of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall use its best efforts to cause to be listed or quoted on each national securities exchange or automated quotation system, and shall maintain such listing or quotation of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed or quoted on such national securities exchange or automated quotation system.

                                  ARTICLE 3
                    ADJUSTMENT OF SHARES OF COMMON STOCK
                      PURCHASABLE AND OF EXERCISE PRICE

        The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article 3.

        3.1  MECHANICAL ADJUSTMENTS.

             (a) If at any time prior to the exercise of this Warrant in full, the Company shall (i) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares; (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization and the number and kind of shares subject to this Warrant shall be adjusted so that the Warrantholder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such event, he, she or it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this Section 3.1(a) shall be made successively immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization, to allow the purchase of such aggregate number and kind of shares.

             (b) If at any time prior to the exercise of this Warrant in full, the Company shall fix a record date for the issuance of subscription rights, options or warrants to all holders of Common

        Stock entitling them to subscribe for or purchase Common Stock (or Common Stock Equivalents) at a price (or having an exercise or conversion price per share) less than the current market price of the Common Stock (as determined pursuant to Section 3.1(e) on the record date described below, the Exercise Price shall be adjusted so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance (which date shall be deemed to be the record date set by the Company to determine stockholders entitled to participate in such distribution) by a fraction, the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (B) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance (plus the aggregate of any additional amount to be received by the Company upon the exercise of such subscription rights, options or warrants) would purchase at the then current market price per share of the Common Stock; and the denominator of which shall be (X) the number of shares of Common Stock outstanding on the date of such issuance, plus (Y) the number of additional shares of Common Stock offered for subscription or purchase (or into which the Common Stock Equivalents so offered are exercisable or convertible). Whenever the Exercise Price is adjusted pursuant to this Section 3.1(b), the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted. Any adjustments required by this Section 3.1(b) shall be made immediately after such record date. Such adjustments shall be made successively whenever such event shall occur. To the extent that shares of Common Stock (or Common Stock Equivalents) are not delivered after the expiration of such subscription rights, options or warrants, the Exercise Price and number of shares subject to this Warrant shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or Common Stock Equivalents) actually delivered. Notwithstanding the foregoing, no adjustment in the Exercise Price shall be made with respect to (i) the issuance or sale of shares of Common Stock issued upon exercise or conversion of (A) any stock options outstanding as of the date of this Warrant or (B) any Common Stock Equivalent the issuance of which did not require an adjustment hereunder or (ii) any shares of Common Stock or Common Stock Equivalent issued or sold in exchange for securities of another issuer.

             (c) If at any time prior to the exercise of this Warrant in full the Company shall fix a record date for the issuance or making of a distribution to all holders of the Common Stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a combination, reclassification or recapitalization referred to in Section 3.1(a), regular cash dividends or cash distributions paid out of net profits legally available therefor or subscription rights, options or warrants for Common Stock or Common Stock Equivalents (excluding those referred to in Section 3.1(b)) (any such nonexcluded event being herein called a "Special Dividend")), (i) the Exercise Price shall be decreased immediately after the record date for such Special Dividend to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price of the Common Stock immediately prior to such record date less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend, applicable to one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock, and (ii) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend record date by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such record date and the denominator of which shall be the Exercise Price in effect immediately after such record date. Any adjustment required by this Section 3.1(c) shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the Exercise Price and number of shares subject to this Warrant shall again be adjusted to be as in effect immediately prior to such record date.

             (d) If at any time prior to the exercise of this Warrant in full, the Company shall make a distribution to all holders of the Common Stock of stock of a subsidiary or securities convertible into or exercisable for such Stock, then in lieu of an adjustment in the Exercise Price or the number of Warrant Shares purchasable upon the exercise of this Warrant, each Warrantholder, upon the exercise hereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this
        Article 3, and the Company shall reserve, for the life of this Warrant, such securities of such subsidiary or other corporation; PROVIDED, HOWEVER, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon its exercise.

             (e) For the purpose of any computation under this Agreement, the "current market price" or the "fair market value" per share of Common Stock at any date shall be deemed to be the average of the daily closing prices over the 30-day period prior to such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the NYSE or if not the NYSE, the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any exchange, the representative closing bid price as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined in good faith by the mutual agreement of the Warrantholder and the Company, and if the Warrantholder and the Company are unable to so agree, by an investment banker of national reputation selected by the Company and reasonably acceptable to the Warrantholder (the fees and costs of such investment banker to be shared equally by the Company and the Warrantholder).

             (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 3.1(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment in the number of Warrant Shares shall be made where there is no adjustment in the Exercise Price. All calculations under this
        Section 3.1 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.1 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

             (g) In the event that at any time, as a result of any adjustment made pursuant to Section 3.1(a), the Warrantholder shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 3.1(a).

             (h) In the case of an issue of additional Common Stock or Common Stock Equivalents for cash, the consideration received by the Company therefor, before deducting therefrom any discount or commission or other expenses paid by the Company for any underwriting of, or otherwise in connection with, the issuance thereof, shall be deemed to be the amount received by the Company therefor. The term "issue" shall include the sale or other disposition of shares held by or on account of the Company or in the treasury of the Company but until so sold or otherwise disposed of such shares shall not be deemed outstanding.

        3.2 NOTICES OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver forthwith to the Warrantholder a certificate signed by its Chairman of the Board or President, or by any Vice President, Treasurer or Corporate Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

        3.3 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 3.1(c) of this Agreement, no adjustment in respect of any cash dividends shall be made to this Warrant.

        3.4 PRESERVATION OF PURCHASE RIGHTS IN CERTAIN TRANSACTIONS. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a reclassification or recapitalization subject to Section 3.1(a), and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation) or in the case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction cause such successor or purchasing corporation, as the case may be, to execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive as a result of the happening of such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Article 3. The provisions of this
   Section 3.4 shall similarly apply to successive reclassifications, capital reorganizations, consolidations, mergers, sales or conveyances.

        3.5 FORM OF WARRANT AFTER ADJUSTMENTS. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of Warrant Shares, and Warrants theretofore issued continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued, until surrendered in connection with an exercise thereof.

        3.6 TREATMENT OF WARRANTHOLDER. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

                                  ARTICLE 4
            OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

        4.1  NO RIGHTS AS STOCKHOLDERS; NOTICE TO WARRANTHOLDERS.
   Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or his, her or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. The Company shall give notice to the Warrantholder in accordance with Section 7.10 hereof if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

             (a) The Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution (other than a cash dividend or distribution subject to the parenthetical exclusions set forth in Section 3.1(c)) to all holders of Common Stock;

             (b) The Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or Common Stock Equivalents or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock Equivalents or of any other subscription rights, options or warrants;

             (c) A dissolution, liquidation or winding up of the Company shall be proposed; or

             (d) A capital reorganization or reclassification of the Common Stock (other than a reorganization or reclassification subject to Section 3.1(a) and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety. Such giving of notice shall be initiated (i) at least 10 days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

        4.2 LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

                                  ARTICLE 5
                            SPLIT-UP, COMBINATION
                      EXCHANGE AND TRANSFER OF WARRANTS

        5.1 SPLIT-UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS. Subject to the provisions of Section 5.2 hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, he shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split-up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the Person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

        5.2 RESTRICTIONS ON TRANSFER. This Warrant may be exercised, sold, transferred, assigned or hypothecated (any such action, a "Transfer") only in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated thereunder. If at the time of a Transfer, a Registration Statement is not in effect to register this Warrant, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration. If this Warrant bears a legend on the first page hereof indicating that this Warrant is subject to what is defined as the Restriction Agreement, then this Warrant, and the Warrant Shares issuable upon exercise of this Warrant, are subject to the terms and conditions, including restrictions on transfer, of such Restriction Agreement.

                                  ARTICLE 6
                REGISTRATION UNDER THE SECURITIES ACT OF 1933

        6.1  PIGGYBACK REGISTRATION.

             (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If at any time or from time to time after January 3, 1998 and prior to January 3, 2004, the Company proposes to register any of its securities under the Securities Act on any form for the registration of securities under such Act, whether or not for its own account (other than by a registration statement on Form S-8 or S-4 or other form which does not include substantially the same information as would be required in a form for the general registration of securities or would not be available for the Warrants and/or the Registrable Securities) (a "Piggyback Registration"), it shall as expeditiously as possible give written notice to all Holders of its intention to do so and of such Holders' rights under this Section 6.1. Such rights are referred to hereinafter as "Piggyback Registration Rights." Upon the written request of any such Holder made within 20 days after receipt of any such notice (which request shall specify the Warrants and/or the Registrable Securities intended to be disposed of by such Holder), the Company shall include in the Registration Statement the Warrants and/or the Registrable Securities which the Company has been so requested to register by the Holders thereof and the Company shall keep such registration statement in effect and maintain compliance with each Federal and state law or regulation for the period necessary for such Holder to effect the proposed sale or other disposition (but in no event for a period greater than 120 days). The Company's obligations under this Section 6.1 shall terminate upon completion of the third Piggyback Registration that is not withdrawn pursuant to
        Section 6.1(b) or cut-back pursuant to Section 6.1(e).

             (b) WITHDRAWAL OF PIGGYBACK REGISTRATION BY COMPANY. If, at any time after giving written notice of its intention to register any securities in a Piggyback Registration but prior to the effective date of the related Registration Statement, the Company shall determine for any reason not to register such securities, the Company shall give notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Warrants and/or Registrable Securities in connection with such Piggyback Registration. All best efforts obligations of the Company pursuant to Section 6.4 shall cease if the Company determines to terminate prior to such effective date any registration where Warrants and/or Registrable Securities are being registered pursuant to this Section 6.1.

             (c) PIGGYBACK REGISTRATION OF UNDERWRITTEN PUBLIC OFFERINGS. If a Piggyback Registration involves an offering by or through underwriters, then (i) all Holders requesting to have their Warrants and/or Registrable Securities included in the Company's Registration Statement must sell their Warrants and/or Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling shareholders, and (ii) any Holder requesting to have his, her or its Warrants and/or Registrable Securities included in such Registration Statement may elect in writing, not later than three Business Days prior to the effectiveness of the Registration Statement filed in connection with such registration, not to have his, her or its Warrants and/or Registrable Securities so included in connection with such registration.

             (d)  PAYMENT OF REGISTRATION EXPENSES FOR PIGGYBACK
        REGISTRATION. The Company shall pay all Registration Expenses in connection with each registration of Warrants and/or Registrable Securities requested pursuant to a Piggyback Registration Right contained in this Section 6.1.

             (e) PRIORITY IN PIGGYBACK REGISTRATION. If a Piggyback Registration involves an offering by or through underwriters, the Company shall not be required to include Warrants and/or Registrable Securities therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises each Holder requesting to have Registrable Securities included in the Company's Registration Statement that such inclusion would materially adversely affect such offering; PROVIDED, HOWEVER, that if other selling shareholders (other than shareholders whose demand caused the filing of the Registration Statement) have requested registration of securities in the proposed offering, the Company will reduce or eliminate such other selling shareholders' securities pro rata in proportion to the respective number of shares they have requested to be registered.

        6.2  DEMAND REGISTRATION.

             (a) REQUEST FOR REGISTRATION. If, at any time subsequent to January 3, 1998 and prior to the Expiration Date, any 50% Holders request that the Company file a registration statement under the Securities Act to sell all or any portion of their Warrants and/or Warrant Shares (a "Demand Registration"), as soon as practicable thereafter the Company shall use its best efforts to file a registration statement with respect to all Warrants and/or Warrant Shares that it has been so requested to include and obtain the effectiveness thereof, and to take all other action necessary under any Federal or state law or regulation to permit the Warrants and/or Warrant Shares that are held and/or (in the case of Warrant Shares) that may be acquired upon the exercise of the Warrants specified in the notices of the 50% Holders to be sold or otherwise disposed of, and the Company shall maintain such compliance with each such Federal and state law and regulation for the period necessary for such 50% Holders to effect the proposed sale or other disposition; PROVIDED, HOWEVER, the Company shall be entitled to defer such registration for a period of up to 90 days if and to the extent that its Board of Directors shall determine that such registration would interfere with a pending corporate transaction. The Company shall also promptly give written notice to any other Warrantholders and/or the holders of any Warrant Shares who are not included in the 50% Holders making the request pursuant to the provisions of this Section 6.2(a) of its intention to effect any required registration or qualification, and shall use its best efforts to effect as expeditiously as possible such registration or qualification of all such other Warrants and/or Warrant Shares that are then held and/or (in the case of Warrant Shares) that may be acquired upon the exercise of the Warrants, the Holder or holders of which have requested such registration or qualification, within 15 days after such notice has been given by the Company, as provided in the preceding sentence. The Company shall be required to effect a registration or qualification pursuant to this Section 6.2(a) of this and all other Warrants and/or Warrant Shares on one occasion only.

             (b)  PAYMENT OF REGISTRATION EXPENSES FOR DEMAND
        REGISTRATION. The Company shall pay all Registration Expenses in connection with the Demand Registration.

             (c) SELECTION OF UNDERWRITERS. If any Demand Registration is requested to be in the form of an underwritten offering, the managing underwriter shall be Morgan Stanley & Co. Incorporated and the co-manager (if any) and the independent pricer required under the rules of the NASD (if any) shall be selected and obtained by the Holders of a majority of the Warrant Shares to be registered, such selection shall be subject to the Company's consent, which consent shall not be unreasonably withheld. All fees and expenses (other than Registration Expenses otherwise required to be paid) of any managing underwriter, any co-manager or any independent underwriter or other independent pricer required under the rules of the NASD shall be paid for by such underwriters or by the Holders or holders whose shares are being registered. If Morgan Stanley & Co. Incorporated should decline to serve as managing underwriter, the Holders of a majority of the Warrant Shares to be registered may select and obtain one or more managing underwriters. Such selection shall be subject to the Company's consent, which shall not be unreasonably withheld.

             (d) PROCEDURE FOR REQUESTING DEMAND REGISTRATION. Any request for a Demand Registration shall specify the aggregate number of the Warrants and/or Registrable Securities proposed to be sold and the intended method of disposition. Within ten (10) days after receipt of such a request the Company will give written notice of such registration request to all Holders, and, subject to the limitations of Section 6.2(a), the Company will include in such registration all Warrants and/or Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 Business Days after the date on which such notice is given. Each such request shall also specify the aggregate number of Registrable Securities to be registered and the intended method of disposition thereof.

        6.3 BUY-OUTS OF REGISTRATION DEMAND. In lieu of carrying out its obligations to effect a Piggyback Registration or Demand Registration of any Warrants and/or Registrable Securities pursuant to this Article 6, the Company may offer to purchase and purchase such Warrants and/or Registrable Securities requested to be registered at an amount in cash equal to the difference between (a) the current market price (determined in accordance with Section 3.1(e) of the Common Stock on the day the request for registration is made and (b) the Exercise Price in effect on such day; PROVIDED, HOWEVER, that the Holder or Holders may withdraw such request for registration rather than accept such offer by the Company.

        6.4 REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to take action pursuant to any Federal or state law or regulation to effect or cause the registration of any Warrants and/or Registrable Securities under the Securities Act as provided in this Article 6, the Company shall, as expeditiously as practicable:

             (a) Prepare and file with the SEC, as soon as practicable within ninety (90) days after the end of the period within which requests for registration may be given to the Company (but subject to the provision for deferral contained in Section 6.2(a) and the provision for reduction or elimination contained in
        Section 6.1(e)) a Registration Statement or Registration Statements relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Warrants and/or Registrable Securities in accordance with the intended method or methods of distribution thereof and use its best efforts to cause such Registration Statements to become effective; provided that before filing a Registration Statement or Prospectus or any amendment or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will furnish to the Holders of the Warrants and/or Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents to be filed, which documents will be subject to the reasonable review of such Holders and underwriters;

             (b) Prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for a reasonable period not to exceed 90 days; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

             (c) Notify the selling Holders of Warrants and/or Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iv) if at any time the representations and warranties of the Company contemplated by Section 6.4(m) cease to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Warrants and/or Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (vi) of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

             (d) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as possible;

             (e) If reasonably requested by the managing underwriters, incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters believe (on advice of counsel) should be included therein as required by applicable law relating to such sale of Warrants and/or Registrable Securities, including, without limitation, information with respect to the purchase price being paid for the Warrants and/or Registrable Securities by such underwriters and with respect to any other terms of the underwritten (or "best-efforts" underwritten) offering; and make all required filings of such Prospectus supplement or post-effective amendment;

             (f) Furnish to each selling Holder of Warrants and/or Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits to the Registration Statement (including those incorporated by reference);

             (g) Deliver to each selling Holder of Warrants and/or Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders of Warrants and/or Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Warrants and/or Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

             (h) Prior to any public offering of Warrants and/or Registrable Securities, cooperate with the selling Holders of Warrants and/or Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Warrants and/or Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or underwriter reasonably requests in writing, use its best efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Warrants and/or Registrable Securities covered by the applicable Registration Statement; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject the Company to general service of process in any jurisdiction where it is not at the time so subject;

             (i) Cooperate with the selling Holders of Warrants and/or Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Warrants and/or Registrable Securities to be sold and, unless counsel advises otherwise in a written opinion, not bearing any restrictive legends; and enable such Warrants and/or Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Warrants and/or Registrable Securities to the underwriters;

             (j) Use its best efforts to cause the Warrants and/or Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Warrants and/or Registrable Securities;

             (k)  Upon the occurrence of any event contemplated by
        Section 6.4(c)(vi) above, prepare a supplement or post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Warrants and/or Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

             (l) With respect to each issue or class of Registrable Securities, use its best efforts to cause all Registrable Securities covered by the Registration Statements to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed if requested by the Holders of a majority of such issue or class of Registrable Securities;

             (m) Enter into such agreements (including an underwriting agreement in customary form, scope and substance) and take all such other action reasonably required in connection therewith in order to expedite or facilitate the disposition of such Warrants and/or Registrable Securities and in such connection, if the registration is in connection with an underwritten offering (i) make such representations and warranties to the underwriters, in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) use its best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings; (iii) use its best efforts to obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings; (iv) set forth in full in any underwriting agreement entered into the indemnification provisions and procedures of Section 6.5 hereof with respect to all parties to be indemnified pursuant to said Section; and (v) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with clause
        (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required hereunder;

             (n) Make available for inspection by one or more representatives of the Holders of Warrants and/or Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and authorize the Company's officers, directors and employees to supply all information reasonably requested by any such representatives, in connection with such; and

             (o) Otherwise use its best efforts to comply with all applicable Federal and state regulations; and take such other action as may be reasonably necessary to or advisable to enable each such Holder and each such underwriter to consummate the sale or disposition in such jurisdiction or jurisdictions in which any such Holder or underwriter shall have requested that the Warrants and/or Registrable Securities be sold.

        Except as otherwise provided herein, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters, and the distribution of any preliminary prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders.

        The Company may require each Seller of Warrants and/or Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required by the Securities Act to be included in such Registration Statement, and in connection with an underwritten public offering, to execute an underwriting agreement in customary form with respect to such Warrants and/or Registrable Securities.

        6.5  INDEMNIFICATION.

             (a) INDEMNIFICATION BY COMPANY. In connection with each Registration Statement relating to disposition of Warrants and/or Registrable Securities, the Company shall indemnify and hold harmless each Holder and each underwriter of Warrants and/or Registrable Securities and each Person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that such indemnity shall not inure to the benefit of any Holder or underwriter (or any person controlling such Holder or underwriter within the meaning of
        Section 15 of the Securities Act or Section 20 of the Exchange
        Act) on account of any losses, claims, damages or liabilities arising from the sale of the Warrants and/or Registrable Securities if such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, Prospectus or preliminary prospectus or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Holder or underwriter specifically for use therein.

             (b) INDEMNIFICATION BY HOLDER. In connection with each Registration Statement, each Holder shall indemnify, to the same extent as the indemnification provided by the Company in Section 6.5(a), the Company, its directors and each officer who signs the Registration Statement, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue Statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder to the Company specifically for use therein. In no event shall the liability of any selling Holder of Warrants and/or Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Warrants and/or Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive customary indemnities from underwriters with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus, Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto.

             (c) CONDUCT OF INDEMNIFICATION PROCEDURE. Any party that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6.5(a) or Section 6.5(b) shall be available to any party who shall fail to give notice as provided in this Section 6.5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) counsel for the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party but will be responsible for the reasonable fees of only one additional counsel for all of the indemnified parties) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

             (d) CONTRIBUTION. In connection with each Registration Statement relating to the disposition of Warrants and/or Registrable Securities, if the indemnification provided for in
        Section 6.5(a) or Section 6.5(b) hereof is unavailable to an indemnified party in respect to any losses, claims, damages or liabilities referred to therein, then the Company and each Holder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) if the Company has included its own securities in such Registration Statement, the relative benefits received by the Company, on the one hand, and each such Holder, on the other hand, from the public offering of such securities and the Warrants and/or Registrable Securities, or (ii) if the Company has not included any of its securities in such Registration Statement, the relative fault of the Company, on the one hand, and each such Holder, on the other hand, in connection with the facts which resulted in such loss, claim, damage or liability. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information furnished by the Company or such Holder and the parties' relative intent, knowledge, access to information and their relative opportunities to correct or prevent such statement, alleged statement, omission or alleged omission. In no event shall the liability of any selling Holder of Warrants and/or Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Warrants and/or Registrable Securities giving rise to such contribution obligation.

                                  ARTICLE 7
                                OTHER MATTERS

        7.1 SUCCESSORS AND ASSIGNS. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

        7.2 NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements.

        7.3 ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action outside the ordinary course of business, or permit any change within its control to occur outside the ordinary course of business, which is intended to interfere with the ability of the Holders of Warrants and/or Registrable Securities to include such Warrants and/or Registrable Securities in a registration undertaken pursuant to this Agreement.

        7.4 INTEGRATION/ENTIRE AGREEMENT. This Warrant is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Warrants and/or Registrable Securities.

        7.5 AMENDMENTS AND WAIVERS. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the outstanding Registrable Securities. Warrantholders and Holders shall be bound by any consent authorized by this Section whether or not certificates representing such Warrants and/or Registrable Securities have been marked to indicate such consent

        7.6 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

        7.7 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        7.8 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provisions of this Warrant, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

        7.9 COMPUTATIONS OF CONSENT. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (other than the Warrantholder or Holders, if they are deemed to be such affiliates solely by reason of their holdings of Warrants or Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        7.10 NOTICE. Any notices or certificates by the Company to a Holder and by a Holder to the Company shall be deemed delivered if in writing and delivered in person or by registered mail (return receipt requested) to the Holder addressed to it at the address provided to the Company of such Holder at the time a Warrant was first issued to him, her or it, or, if the Holder has designated by notice in writing to the Company any other address, to such other address, and if to the Company, addressed to it at its Operations Center, 600 Market Street, Huron, South Dakota, 57350, Attention: President, or if the Company has designated by notice in writing to the Holder any other address, to such other address. The Company may change its address by written notice to the Holders and the Holders may change their respective addresses by written notice to the Company.

        IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the 3rd day of January, 1997.


                                      NORTHWESTERN PUBLIC SERVICE COMPANY



   (Corporate Seal)                   By:________________________________
                                                President

   Attest: _____________________________
             Corporate Secretary

                                 ASSIGNMENT
        (TO BE EXECUTED ONLY UPON ASSIGNMENT OF WARRANT CERTIFICATE)

        For value received, ____________________ hereby sells, assigns and transfers unto ____________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

                                    FEDERAL INCOME
                                    TAX IDENTIFICATION
    NAME(S) OF                      NUMBER OR SOCIAL       NO. OF
    ASSIGNEE(S)         ADDRESS     SECURITY NUMBER        WARRANTS
    -----------         -------     -----------------      --------






   And if said number of Warrants shall not be all the warrants represented by said Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.


                                 Signature_______________________________
                                 Note:     The above signature should
                                           correspond exactly with the
                                           name on the face of this
                                           Warrant Certificate
   Dated:_______________, 19___

                              SUBSCRIPTION FORM
                  (TO BE EXECUTED UPON EXERCISE OF WARRANT)

   NORTHWESTERN PUBLIC SERVICE CORPORATION

        The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ______ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $__________.

        Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:


                                 Name ___________________________________

                                      ___________________________________

                                      ___________________________________
                                      (Please print Name, Address and
                                      Federal Income Tax Identification
                                      Number or Social Security Number)

        If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.


                                 Signature_______________________________
                                 Note: The above signature should
                                       correspond exactly with the name on
                                       the first page of this Warrant
                                       Certificate (or, if applicable,
                                       with the name of the assignee
                                       appearing in the assignment form
                                       presented herewith).